Exhibit 99.7

Business Combination between Grab and Altimeter
Grab Product Video Transcript
April 13, 2021

The Grab ecosystem is a single, seamless platform brought to life with 3 super apps - one for consumers, one for drivers, and one for merchants. Together, these super apps provide hyperlocal services for the people of Southeast Asia every day.

Anytime a consumer has an essential need, all they need to do is tap on the familiar Green and White logo to get started.

Whether it’s breakfast, lunch, dinner, or teatime, the consumer has thousands of merchants big and small to choose from with GrabFood.

Browsing for their meal of choice is easy with categories and mouth-watering food images. While browsing, they may come across personalised promotional ads placed by our merchants using GrabAds.

Once the consumer decides on their meal, check-out is easy with a variety of payment options on the GrabPay Wallet. With each transaction, the consumer earns points on GrabRewards, a loyalty programme, which gives them a reason to keep using Grab.

The consumer can track the status and location of the driver in real-time. For every tip they leave, it further adds to the driver’s earnings. Consumers can also leave reviews for the restaurant, which allows us to continuously improve their experience, every day.

When needed, the consumer can easily buy daily essentials on GrabMart, which offers everything from groceries, flowers, stationery, to cleaning supplies.

It’s easy to find what they need, when they need it.

When it’s time to head to work (or anywhere else), Grab Rides is top-of-mind.

Based on the consumer’s selected mode, the app assigns the nearest verified driver to the booking.

From pick-up to drop-off, the consumer can relax with our suite of safety features in place.

The consumer is assured when their transactions go through the Grab payment infrastructure that’s fast and secure. In our ecosystem, cashless payments are a daily reality.

Beyond daily essentials, the Grab platform provides access to financial products like wealth management, insurance, and lending, creating greater financial inclusion for the everyday consumer.

With our multiple services, recommended products, and experiences personalised according to a consumer’s behaviour and preferences, the consumer app becomes everyone’s unique everyday everything app.

Now let’s take a look at the driver super app.

A driver on the Grab platform is equipped with our best-in-class navigation systems and highly detailed maps to take on the complicated cities of Southeast Asia. At the same time, their every drive feeds valuable data to our intelligence, allowing us to continuously enhance the overall user experience, including improving personalisation and fine-tuning our safety features.

A driver can choose when to work, where to work, and what they prefer to transport - people, food, parcels, groceries…or all of the above.

Over time, job recommendations are personalised based on the driver’s usual locations, preferences, and behaviours.

As each job gets completed, earnings are made clear and easy to access.

Ultimately, the driver app is designed to empower everyday entrepreneurs to take control of their day.

And now let’s take a look at the merchant super app.

Across Southeast Asia today, Grab merchants count on our integrated platform to receive orders, process payments, and manage their business.

Because of our large base of consumers, a Grab merchant is able to target and reach more customers using our advertising products.

Tools are personalised according to their needs, helping the merchant grow their business in their own unique ways.

They also get access to our large fleet of drivers, which not only reduces overhead costs, but also ensures their goods are delivered reliably and on time, resulting in a satisfying experience for consumers.

As the consumer, driver, and merchant each complete and start a new transaction, we see a win-win-win exchange that creates value for everyone. It’s what we call a ‘virtuous cycle of growth’.

With a thriving ecosystem, Grab will drive Southeast Asia forward by creating economic empowerment for everyone.